UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2020

BP Prudhoe Bay Royalty Trust

(Exact name of registrant as specified in its charter)

Delaware	1-10243	13-6943724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee 601 Travis Street 16th Floor Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 236-6555

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units of Beneficial Interest	BPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Pursuant to Section 7.02 of the BP Prudhoe Bay Royalty Trust Agreement, dated February 28, 1989 (the “Trust Agreement”), among The Standard Oil Company, Hilcorp North Slope, LLC (successor to BP Exploration (Alaska) Inc.) (“HNS”), The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as trustee (the “Trustee”), and BNY Mellon Trust of Delaware (as successor to F. James Hutchinson), as co-trustee, the Trustee, on December 18, 2020, notified HNS in writing that available assets in the trust created under the Trust Agreement (the “Trust”) were insufficient to pay current expenses that had been incurred on behalf of the Registrant relating to the Trustee’s administration of the Trust. Pursuant to the indemnity provisions contained in Section 7.02 of the Trust Agreement, the Trustee made a demand for indemnity and reimbursement of expenses upon HNS in the amount of $537,834.73, representing the Trust’s current unpaid expenses through December 18, 2020. HNS paid the requested funds to the Trustee on December 28, 2020, and the Trustee intends to apply those funds to the Trust’s current unpaid expenses in accordance with the Trust Agreement.

The amount requested from HNS under the terms of the Trust Agreement represents the current accrued and unpaid expenses incurred through December 18, 2020 of the Trust. The Trustee anticipates incurring significant additional expenses relating to continued compliance with the Trust’s Securities and Exchange Act and tax reporting requirements through the year ended December 31, 2020 and for the next fiscal year (2021). As disclosed in the Registrant’s report on Form 10-Q for the quarterly period ended September 30, 2020, the Trustee is currently exploring with HNS the options available to the Trust under the Trust Agreement to address the Trust’s continuing operational funding shortfall. These steps may include obtaining a loan for the Trust, selling a portion of the Trust assets, or selling all of the Trust assets and taking the necessary steps to terminate the Trust. In addition, the Trustee intends to increase the amount of the cash reserve, in the event that royalty payments are available to the Trust in the future.

Cautionary Statement Regarding Forward Looking Statements

This report contains forward looking statements (that is, statements anticipating future events or conditions and not statements of historical fact). Words such as “anticipate,” “expect,” “believe,” “intend,” “plan” or “project,” and “should,” “would,” “could,” “potentially,” “possibly” or “may,” and other words that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. Forward-looking statements in this report are subject to a number of risks and uncertainties beyond the control of the Trustee. Currently, the most significant of such risks and uncertainties relate to the COVID-19 pandemic, which has caused a global slowdown of economic activity (including decrease in demand for a broad variety of goods and services), disruptions in global supply chains and significant volatility and disruption of financial markets. The severity, magnitude and duration of the impact that the COVID-19 pandemic will continue to have on the world economy are uncertain, rapidly changing and difficult to predict. Among other risks and uncertainties are: future changes in oil prices; oil production levels; economic activity; domestic and international political events and developments; legislation and regulation; and certain changes in expenses of the Trust.

The actual results, performance and prospects of the Trust could differ materially from those expressed or implied by forward-looking statements. Descriptions of material risks known to the Trustee that could affect the future performance of the Trust appear in Item 1A, “Risk Factors,” of the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Annual Report”) and the Trust’s most recent Quarterly Report on Form 10-Q and the other reports filed by the Trust. There may be additional risks of which the Trustee is unaware or which are currently deemed immaterial.

In the light of these risks, uncertainties and assumptions, you should not rely unduly on any forward-looking statements. Forward-looking events and outcomes discussed in this report may not occur or may transpire differently. The Trustee undertakes no obligation to update forward-looking statements after the date of this report, except as required by law, and all such forward-looking statements in this report are qualified in their entirety by the preceding cautionary statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BP Prudhoe Bay Royalty Trust

By: The Bank of New York Mellon Trust Company, N.A., as Trustee

Date: December 29, 2020	By:	/s/ Michael J. Ulrich
Michael J. Ulrich
Vice President